LEGG MASON TAX-FREE INTERMEDIATE-TERM INCOME TRUST
               --------------------------------------------------

March 31, 1997 - March 31, 1998 (one year)
-------------------------------
 Cumulative Total Return
 -----------------------

   ERV  = (15.62 x 1.04374) - (15.53 x 1.0) x 1000 + 1000 = 1049.79
          --------------------------------
                   (15.65 x 1.0)

   P    = 1000

   C    = 1049.79   -  1  = 0.04979 = 4.98%
          -------                     ----
           1000


   Average Annual Return:  Same
   ---------------------


March 31, 1993 - March 31, 1998 (five years)
-------------------------------
 Cumulative Total Return
 -----------------------

   ERV  = (15.62  X  1.25280) -  (15.37 x 1.0)  x  1000 + 1000 = 1273.18
          ------------------------------------
                        (15.37 x 1.0)

   P    = 1000

   C    = 1273.18   -  1  =  0.2731  = 27.34%
          -------                      -----
           1000


   Average Annual Return:
   ---------------------
                             1
                         -----
                             5

   (0.2731 + 1)           -  1  = 4.95%
                                  ----


November 9, 1992 - March 31, 1998 (life of fund)
---------------------------------
 Cumulative Total Return
 -----------------------

   ERV  = (15.62  X  1.27604) -  (15.00 x 1.0)  x  1000 + 1000 = 1328.78
          ------------------------------------
                         (15.00 x 1.0)

   P    = 1000

   C    = 1328.78   -  1  =  0.3288  = 32.88%
          -------                      -----
           1000


   Average Annual Return:
   ---------------------
                          1
                      ------
                      5.39178

   (0.3288 + 1)     -  1  = 5.41%
                            ----